Exhibit 13.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Yaxuan Zhai, Chief Financial Officer of BGM Group Ltd (the “Company”), hereby certify to my knowledge that:

The Annual Report on Form 20-F for the year ended September 30, 2024, as amended by Amendment No.1 thereto, of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 6, 2025

/s/ Yaxuan Zhai
Yaxuan Zhai
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)